Exhibit 99.1
BALLY’S NAMES BOBBY LAVAN CHIEF FINANCIAL OFFICER

PROVIDENCE, R.I., - March 14, 2022 - Bally’s Corporation (NYSE: BALY), a global gaming, hospitality and entertainment company with a portfolio of casinos and resorts and online gaming businesses, today announced that Bobby Lavan has been appointed as Bally’s Chief Financial Officer. Steve Capp, Bally’s current Chief Financial Officer, is leaving Bally’s to pursue other interests and opportunities, and will continue to support the business through the end of April.
Mr. Lavan has been Senior Vice President, Finance & Investor Relations of Bally’s since May 2021. In this role, he led the acquisition, financing and integration of Gamesys, as well as the internal and external reporting processes. Prior to joining Bally’s, Mr. Lavan was Chief Financial Officer of NYSE listed Turning Point Brands where he executed multiple international acquisitions, complex systems integration and streamlining reporting analytics. Prior to Turning Point Brands, he was Chief Financial Officer of General Wireless Operations and held various analyst and portfolio manager roles on Wall Street. Mr. Lavan has a B.S. in Engineering from the University of Pennsylvania.
Bally’s Chief Executive Officer, Lee Fenton, said “Bobby’s track record leading successful M&A and integration initiatives will be invaluable in helping us grow the business and accomplish our long-term financial goals. I am excited to work with Bobby on the Gamesys integration, streamlining our financial reporting, and executing our broader financial strategy to create further shareholder value.”
Mr. Lavan commented on his appointment, “I look forward to working with Lee and the team to continue our transformation into a global omni-channel gaming leader.”
Mr. Lavan’s appointment as Bally’s Chief Financial Officer is subject to receipt of customary regulatory approvals.
About Bally's Corporation

Bally’s Corporation is a global casino-entertainment company with a growing omni-channel presence of Online Sports Betting and iGaming offerings. It currently owns and manages 14 casinos across 10 states, a horse racetrack in Colorado and has access to OSB licenses in 16 states. It also owns Gamesys Group, a leading, global, online gaming operator, Bally's Interactive, a first-in-class sports betting platform, Monkey Knife Fight, the fastest growing daily fantasy sports site in North America, SportCaller, a leading, global B2B free-to-play game provider, and Telescope Inc., a leading provider of real-time fan engagement solutions.

With approximately 10,000 employees, Bally’s casino operations include more than 15,800 slot machines, 500 table games and 5,300 hotel rooms. Upon closing the previously announced Tropicana Las Vegas (NV) transaction, as well as completing the construction of a land-based casino near the Nittany Mall in State College, PA, Bally's will own and manage 16 casinos across 11 states. Its shares trade on the New York Stock Exchange under the ticker symbol "BALY".

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (the "SEC") and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it Bally’s Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Bobby Lavan	Richard Goldman / David Gill
401-475-8564	Kekst CNC
InvestorRelations@ballys.com	646-847-6102 / 917-842-5384
BallysMediaInquiries@kekstcnc.com